Exhibit 99.1

Convio Announces Financial Results for Third Quarter 2010

AUSTIN, Texas--(BUSINESS WIRE)--November 4, 2010--Convio (Nasdaq: CNVO), a leading provider of on-demand constituent engagement solutions for nonprofit organizations, today announced financial results for the third quarter ended September 30, 2010.

Third Quarter Highlights

  Revenue of $17.9 million, up 10 percent from the third quarter of 2009.
  Usage revenue of $3.2 million, up 41 percent from the third quarter of 2009.
  Net income of $1.5 million, up from $0.5 million for the third quarter of 2009.
  New Common Ground clients increased by more than 90 percent over the same quarter last year.
  Through the first nine months of 2010, Convio’s more than 1,300 nonprofit clients have raised more than $1 billion online, a number which five years ago was estimated to be the total raised online in the nonprofit sector.

“We are pleased to announce another strong quarter for Convio, above our guidance for both revenue and earnings per share," said Gene Austin, Chairman of the Board and Chief Executive Officer. “Once again usage revenue, powered by TeamRaiser, a core module within our Convio Online Marketing suite, contributed significantly to our success. In addition to well-known brands and nationally known events, our results also reflect the value of peer-to-peer fundraising to support local and regional events. Additionally, we believe the continued momentum of Common Ground is helping establish a new standard for constituent relationship management for the nonprofit market. ”

Operational Highlights for the Third Quarter

  Convio clients raised more than $252 million in online donations, up 34 percent compared to third quarter of 2009.
  Convio clients sent close to one billion emails to constituents with an average deliverability rate above 95 percent.

Financial Results for the Third Quarter of 2010

  Subscription and services revenue was $14.6 million, up $0.7 million, or 5 percent, from the same period last year.
  Usage revenue was $3.2 million, up $0.9 million, or 41 percent, from the same period last year. Usage revenue was powered by strong participant-led event fundraising through Convio’s TeamRaiser™ module.
  Net income was $1.5 million for the third quarter of 2010, compared to $0.5 million for the same period last year. Net income per weighted average diluted shares outstanding was $0.08 for the third quarter of 2010, based on 18.9 million weighted average diluted shares outstanding, compared to a net income per share of $0.03 for the same period last year, based on 13.8 million weighted average diluted shares outstanding.
  Non-GAAP net income was $2.2 million for the third quarter of 2010, compared to $1.7 million for the same period last year. Non-GAAP net income per weighted average diluted shares outstanding was $0.12 for the third quarter of 2010, based on 18.9 million weighted average diluted shares outstanding, compared to non-GAAP net income of $0.12 for the same period last year, based on 13.8 million weighted average diluted shares outstanding.
  Adjusted EBITDA was $2.9 million for the third quarter of 2010, compared to $2.4 million for the same period last year.

Use of Non-GAAP Measures

Management believes that adjusted EBITDA and non-GAAP net income are useful measures of operating performance because they exclude items that we do not consider indicative of our core performance. In the case of adjusted EBITDA, we adjust net income for such things as interest, taxes, depreciation and amortization, stock-based compensation and certain non-cash and non-recurring items. Non-GAAP net income adds to net income (loss) amortization of intangible assets, stock-based compensation and certain non-cash and non-recurring items such as the gain (loss) on preferred stock warrant revaluation. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, operating income and net income, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Our management uses adjusted EBITDA and non-GAAP net income as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies; and in communications with our board of directors concerning our financial performance.

Quarterly Conference Call

Convio will host a conference call today at 8:30 a.m. Eastern to discuss the Company's financial results for the third quarter ended September 30, 2010. The call will be hosted by Gene Austin, Chairman of the Board and Chief Executive Officer, and James R. Offerdahl, Chief Financial Officer and Vice President of Administration. The live webcast of Convio's earnings call will be accessible at http://www.convio.com/investor.

The webcast will be archived within 24 hours of the event and will be available through the same link for 90 days following the call. Participants who choose to call in to the conference call can do so by dialing domestically 800-561-2731, and referencing passcode: 84707269. International callers may dial 617-614-3528, and reference passcode: 84707269. A replay will be available at 888-286-8010, by referencing passcode: 59537087. A replay will be available for international callers at 617-801-6888, by referencing passcode: 59537087. The call replay will be available until November 11, 2010 at 12:00 a.m. Eastern.

About Convio

Convio is a leading provider of on-demand constituent engagement solutions that enable nonprofit organizations to more effectively raise funds, advocate for change and cultivate relationships with donors, activists, volunteers, alumni and other constituents.

For more information, please visit www.convio.com.

Forward-looking Statements

This press release may contain forward-looking statements intended to convey expectations as to the future based on plans, estimates and projections. Although we believe that the expectations reflected in such forward-looking statements are reasonable, future circumstances might differ from the assumptions on which such statements are based. In addition, these statements can be affected by inaccurate assumptions and the impact of a variety of risks and uncertainties that could cause actual results to differ materially from those described in this press release including, among others: unfavorable economic and business conditions, in particular with respect to the nonprofit market in which we operate; our ability to attract new customers; a loss of significant customers or a substantial reduction in orders from our existing customers; a reduction in usage of our systems by our customers or their clients and a corresponding reduction in usage revenue; an inability of customers to pay for our solutions and services; our ability to develop new or enhanced solutions to meet the needs of our clients; technological changes that make our products and services less competitive; risks associated with successful implementation of multiple integrated software products; and the ability to attract and retain key personnel. Other risks that could impact our business adversely are those risks generally associated with management of growth; lengthy sales and implementation cycles; intellectual property infringement claims and other litigation; reliance on certain third-parties, including hosting facilities, software and application providers; the ability to access sufficient funding to finance desired growth and operations; and legislative actions which could reduce the effectiveness of our solutions and increase the costs of our business. These factors and other risks and uncertainties are described in more detail, from time to time, in Convio’s filings with the Securities and Exchange Commission which are available free of charge at www.sec.gov or on our website at www.convio.com/investor. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Convio does not undertake to update or revise any of these statements as a result of new information, future events or otherwise.

Financial Tables

Convio, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,173	$16,662
Restricted Cash	1,248	-
Marketable securities	32,556	-
Accounts receivable, net	10,140	9,143
Prepaid expenses and other current assets	1,561	1,610
Total current assets	65,678	27,415
Property and equipment, net	3,842	3,276
Goodwill	5,527	5,527
Intangible assets, net	4,185	4,973
Other assets	104	153
Total assets	$79,336	$41,344

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable and accrued liabilities	$5,541	$5,436
Deferred revenue	16,379	17,362
Current portion of long-term debt and capital lease obligations	21	863
Convertible preferred stock warrant liability	-	1,375
Total current liabilities	21,941	25,036
Long-term portion of debt and capital lease obligations	-	1,348
Total liabilities	21,941	26,384
Convertible preferred stock	-	33,869
Stockholders equity (deficit):
Common stock	17	7
Additional paid-in capital	110,253	37,340
Accumulated other comprehensive loss	(9)	-
Accumulated deficit	(52,866)	(56,256)
Total stockholders' equity (deficit)	57,395	(18,909)
Total liabilities and stockholders' equity (deficit)	$79,336	$41,344

Convio, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and services	$14,634	$13,953	$43,353	$40,738
Usage	3,221	2,281	9,411	6,564
Total revenue	17,855	16,234	52,764	47,302
Cost of revenue (1)(2)	6,495	6,191	19,199	18,543
Gross profit	11,360	10,043	33,565	28,759
Operating expenses:
Sales and marketing (2)	5,075	5,191	16,319	15,684
Research and development (2)	2,740	2,512	7,896	7,480
General and administrative (2)	1,666	1,318	4,760	4,376
Amortization of other intangibles	195	348	662	1,052
Total operating expenses	9,676	9,369	29,637	28,592
Income (loss) from operations	1,684	674	3,928	167
Interest income	25	1	41	5
Interest expense	(9)	(50)	(124)	(288)
Other income (expense)	-	(96)	(15)	(313)
Income (loss) before income taxes	1,700	529	3,830	(429)
Provision for income taxes	195	54	440	104
Net income (loss)	$1,505	$475	$3,390	$(533)
Net income (loss) attributable to common stockholders:
Basic	$1,505	$270	$2,846	$(533)
Diluted	$1,505	$475	$3,390	$(533)
Net income (loss) per share attributable to common stockholders:
Basic	$0.09	$0.04	$0.22	$(0.07)
Diluted	$0.08	$0.03	$0.20	$(0.07)
Weighted average shares outstanding used in computing per share amounts:
Basic	17,445	7,317	13,031	7,311
Diluted	18,911	13,842	16,943	7,311
____________________

(1) Includes amortization of acquired technology of zero and $254 for the three months ended September 30, 2010 and 2009, respectively, and $127 and $762 for the nine months ended September 30, 2010 and 2009, respectively.

	Three Months Ended September 30,		Nine Months Ended June 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
(2) Includes stock-based compensation expense as follows:
Cost of revenue	$112	$156	$352	$472
Sales and marketing	160	161	$502	$566
Research and development	89	81	$272	$262
General and administrative	140	134	$449	$594

Convio, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,505	$475	$3,390	$(533)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	733	1,181	2,469	3,591
Other non-cash charges	501	629	1,590	2,218
Changes in operating assets and liabilities	30	1,047	(1,747)	(758)
Net cash provided by operating activities	2,769	3,332	5,702	4,518
Cash flows from investing activities:
Purchases of marketable securities	(32,625)	-	(32,625)	-
Restricted cash	(1,248)	-	(1,248)	-
Purchases of property and equipment, net	(607)	(340)	(1,597)	(1,136)
Software development costs	(158)	-	(621)	-
Net cash used in investing activities	(34,638)	(340)	(36,091)	(1,136)
Cash flows from financing activities
Payments on long-term debt and capital lease obligations	(8)	(322)	(2,190)	(1,945)
Proceeds from issuance of common stock	12	4	36,090	26
Net cash provided by (used in) financing activities	4	(318)	33,900	(1,919)
Net change in cash and cash equivalents	(31,865)	2,674	3,511	1,463
Cash and cash equivalents at beginning of period	52,038	12,617	16,662	13,828
Cash and cash equivalents at end of period	$20,173	$15,291	$20,173	$15,291

Convio, Inc.
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss)	$1,505	$475	$3,390	$(533)
Stock-based compensation	501	532	1,575	1,894
Amortization of intangible assets	195	602	789	1,814
(Gain) loss on warrant revaluation	-	97	15	324
Non-GAAP net income	$2,201	$1,706	$5,769	$3,499

GAAP basic net income (loss) per share
Numerator:
Net income (loss)	$1,505	$475	$3,390	$(533)
Less: Undistributed earnings allocated to participating preferred stock (1)	$-	$(205)	$(544)	-
Net income (loss) attributable to common stockholders	$1,505	$270	$2,846	$(533)
Denominator:
Weighted average common shares outstanding, basic	17,445	7,317	13,031	7,311
GAAP basic net income (loss) per common share	$0.09	$0.04	$0.22	$(0.07)

GAAP diluted net income (loss) per share
Numerator:
Net income (loss)	$1,505	$475	$3,390	$(533)
Denominator:
Weighted average common shares outstanding, basic	17,445	7,317	13,031	7,311
Add: Outstanding convertible preferred stock	-	5,316	2,317	-
Add: Outstanding convertible preferred stock warrants	47	49	81	-
Add: Options to purchase common stock	1,418	1,160	1,513	-
Add: Restricted stock units	1	-	1	-
Weighted average common shares outstanding, diluted (2)	18,911	13,842	16,943	7,311
GAAP diluted net income (loss) per common share	$0.08	$0.03	$0.20	$(0.07)

Non-GAAP basic net income per share
Numerator:
Non-GAAP net income	$2,201	$1,706	$5,769	$3,499
Less: Undistributed earnings allocated to participating preferred stock	$-	$(737)	$(926)	$(1,513)
Non-GAAP net income attributable to common stockholders	$2,201	$969	$4,843	$1,986
Denominator:
Weighted average common shares outstanding, basic	17,445	7,317	13,031	7,311
Non-GAAP basic net income per common share	$0.13	$0.13	$0.37	$0.27

Non-GAAP diluted net income per share
Numerator:
Non-GAAP net income	$2,201	$1,706	$5,769	$3,499
Denominator:
Weighted average common shares outstanding, basic	17,445	7,317	13,031	7,311
Add: Outstanding convertible preferred stock	-	5,316	2,317	5,316
Add: Outstanding convertible preferred stock warrants	47	49	81	40
Add: Options to purchase common stock	1,418	1,160	1,513	1,134
Add: Restricted stock units	1	-	1	-
Weighted average common shares outstanding, diluted	18,911	13,842	16,943	13,801
Non-GAAP diluted net income per common share	$0.12	$0.12	$0.34	$0.25

Reconciliation of Adjusted EBITDA to net income (loss):
Net income (loss)	$1,505	$475	$3,390	$(533)
Interest (income) expense, net	(16)	49	83	283
Depreciation and amortization	733	1,181	2,469	3,591
Stock-based compensation	501	532	1,575	1,894
(Gain) loss on warrant revaluation	-	97	15	324
Provision for income taxes	195	54	440	104
Adjusted EBITDA	$2,918	$2,388	$7,972	$5,663
____________________
(1) Preferred stocks do not participate in Company losses and thus in periods of GAAP net losses, 100% of GAAP net loss is attributable to common stockholders.
(2) In periods in which the Company is in a GAAP net loss position, all common stock equivalents are anti-dilutive and are not included in GAAP diluted shares outstanding.

CONTACT:
Convio, Inc.
Tad Druart, 512-652-7826
tdruart@convio.com